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                                  SCHEDULE 14A

                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Definitive Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               Liquid Audio, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                              Explanatory Note

     Liquid Audio, Inc., a Delaware corporation, is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on September 10, 2002 with respect to its 2002 annual meeting of stockholders.

                                  # # #

                         [Liquid Audio Letterhead]

Dear Fellow Shareholder:

     MM Companies (formerly musicmaker) is running a full slate against our director nominees and has proposed that the stockholders take several extraordinary actions at our annual meeting on September 26, 2002 to give control of Liquid Audio to musicmaker's nominees. Don't give musicmaker control of the Company for nothing - its promise of a cash payout is highly qualified as to amount.

     The Board of Directors of Liquid Audio seeks your support to reelect Raymond Doig and Gerald Kearby as directors and to prevent musicmaker from taking control of your Company. Musicmaker has also announced its opposition to the Alliance Entertainment transaction. If musicmaker takes control, you could lose any benefits of the proposed Alliance transaction.

             COMMITMENT TO THE ALLIANCE CASH AND STOCK TRANSACTION

     The Board of Directors is committed to the transaction with Alliance Entertainment. In the transaction:

     - The Company will tender for 10,000,000 shares of its stock for $3.00 per share in cash. This is a 25% premium to the closing price on September 9, 2002.

     - The Company's two senior executives have agreed not to tender unless the offer is under-subscribed. This means the Company will purchase about 47% of its remaining shares.

     - The remaining Liquid Audio shares that are not repurchased will represent 26% of the combined entity after the merger with Alliance.

DON'T GIVE MUSICMAKER CONTROL OF THE COMPANY. MUSICMAKER WANTS TO TAKE AWAY YOUR
      OPPORTUNITY TO PARTICIPATE IN THE $3.00 PER SHARE CASH TENDER OFFER.

     The merger agreement with Alliance is a binding agreement. You should refer to the enclosed proxy statement for a more detailed summary of the proposed transaction.

YOUR BOARD STRONGLY RECOMMENDS THAT YOU REJECT THE MUSICMAKER TAKEOVER AND VOTE
   "FOR" THE LIQUID NOMINEES AND THE BOARD ON THE ENCLOSED GREEN PROXY CARD.

                 DON'T GIVE MUSICMAKER CONTROL OF YOUR COMPANY
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                    WHAT YOU MIGHT EXPECT IF MUSICMAKER WINS

     You may get less than you hope for by a musicmaker takeover. Look at what happened when Seymour Holtzman and James Mitarotonda, musicmaker's current nominees, took control of musicmaker in January 2001:

     - In January 2001, musicmaker announced a plan of complete liquidation and an intention to submit the plan to stockholders for approval. Since the takeover, no liquidation plan has been submitted for stockholder approval.

     - Musicmaker paid $9.9 million in cash dividends in March 2001, but has not paid any other dividends since.

     - After that dividend, musicmaker had over $11.3 million in stockholders' equity - and most recently reported $4.6 million in stockholder's equity.* This decline comes despite not paying any additional dividends, not engaging in any business operations and not making any significant acquisitions.

     - For more than 18 months musicmaker has claimed to be searching for potential acquisition transactions. Since the takeover, no significant acquisitions have been made.

     - In July 2002, musicmaker squeezed-out its small stockholders.

MUSICMAKER HAS KEPT SUBSTANTIAL VALUE TIED UP IN THE COMPANY SINCE THE TAKEOVER.
    DO NOT RETURN ANY WHITE PROXY CARD SENT TO YOU BY THE MUSICMAKER GROUP.

 YOUR BOARD STRONGLY RECOMMENDS THAT YOU SUPPORT THE LIQUID NOMINEES BY VOTING
                                     "FOR"
             THE LIQUID NOMINEES ON THE ENCLOSED GREEN PROXY CARD.

     Your vote is important, regardless of how many shares you own. Please sign and date the accompanying GREEN PROXY CARD and mail it in the enclosed self-addressed envelope as promptly as possible, whether or not you expect to attend the annual meeting.

                                          THE BOARD OF DIRECTORS

Redwood City, California
September 10, 2002

     If you have any questions or need assistance in voting your shares, please contact our proxy solicitors, Georgeson, at the number set forth below:

                                [GEORGESON LOGO]
                         17 STATE STREET, 10(TH )FLOOR
                               NEW YORK, NY 10004
                       BANKS AND BROKERS: (212) 440-9800
                  STOCKHOLDER'S CALL TOLL FREE: (866) 367-5519

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Liquid Audio plans to file a Registration Statement on SEC Form S-4 in connection with the merger and a Tender Offer Statement on Schedule TO in connection with the offer. Investors and stockholders are urged to read the Registration Statement, the Tender Offer Statement and Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/ Prospectus will contain important information about the merger and related matters. Investors and stockholders will be able to obtain free copies of these documents through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/ Prospectus and these other documents may also be obtained from Liquid Audio by directing a request through the Liquid Audio Web site at http://www.liquidaudio.com or by mail to Liquid Audio, Inc., Attention: Investor Relations.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND SOLICITATION OF PROXIES

The directors and executive officers of Liquid Audio have interests in the merger, some of which may differ from, or may be in addition to, those of the stockholders of Liquid Audio generally. A description of the interests that the Liquid Audio directors and executive officers have in the merger will be available in the Proxy Statement/Prospectus. Liquid Audio and its directors, executive officers and certain other members of its management and employees may be soliciting proxies from stockholders of Liquid Audio in favor of the merger. Information concerning the participants will be set forth in the Proxy Statement/Prospectus.

    * Based on information in its Form 10-Q for the quarterly periods ending March 31, 2001 and June 30, 2002.